Exhibit 4(a)

EXECUTION VERSION

THIRD SUPPLEMENTAL INDENTURE

Third Supplemental Indenture (this “Supplemental Indenture”), dated as of September 26, 2011, among Texas Competitive Electric Holdings Company LLC, a Delaware limited liability company, and TCEH Finance, Inc., a Delaware corporation (collectively, the “Issuer”), the Guarantors named on the signature pages hereto (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Issuer and the Guarantors has heretofore executed and delivered to the Trustee an Indenture, dated as of October 6, 2010 (the “Original Indenture”), providing for the issuance of $335,905,000 in aggregate principal amount of 15% Senior Secured Second Lien Notes due 2021 (the “Initial Second Lien Notes”), a First Supplemental Indenture, dated as of October 20, 2010 (the “First Supplemental Indenture”), providing for the issuance of $350,000,000 aggregate principal amount of 15% Senior Secured Second Lien Notes due 2021, Series B (the “Initial Series B Second Lien Notes”), and a Second Supplemental Indenture, dated as of November 15, 2010 (together with the Original Indenture and the First Supplemental Indenture, the “Indenture”), providing for the issuance of $884,780,000 aggregate principal amount of Additional Series B Second Lien Notes (the “Additional Series B Second Lien Notes” and, together with the Initial Second Lien Notes and the Initial Series B Second Lien Notes, the “Notes”), and an unlimited aggregate principal amount of Additional Notes subsequent to the Issue Date;

WHEREAS, on October 6, 2010, the Issuer issued and sold the Initial Second Lien Notes, on October 20, 2010, the Issuer issued and sold the Initial Series B Second Lien Notes and on November 15, 2010, the Issuer issued and sold the Additional Series B Second Lien Notes;

WHEREAS, pursuant to Section 9.01(12) of the Original Indenture, the Issuer, the Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture;

WHEREAS, the Issuer has delivered to the Trustee an Officer’s Certificate as well as an Opinion of Counsel to the effect that the execution and delivery of this Supplemental Indenture by the Issuer is authorized or permitted under the Indenture and that all conditions precedent provided for in the Indenture to the execution and delivery of this Supplemental Indenture to be complied with by the Issuer have been complied with;

WHEREAS, each of the Issuer and each Guarantor has been authorized by resolution of its Board of Directors to enter into this Supplemental Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture by the Issuer and the Guarantors and to make this Supplemental Indenture valid and binding on the Issuer and the Guarantors have been complied with or have been done or performed.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE ONE

SECTION 1.01. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

ARTICLE TWO

SECTION 2.01. AMENDMENT. For the avoidance of doubt, Section 2.06 of the Indenture is amended to add at the end of that section a new clause (j) reading as follows:

(j) Automatic Exchange from Restricted Global Notes or Restricted Definitive Notes to Unrestricted Global Notes. At the option of the Issuer and upon compliance with the following procedures, beneficial interests in one or more Restricted Global Notes or Restricted Definitive Notes shall be exchanged for beneficial interests in an Unrestricted Global Note. In order to effect such exchange, the Issuer shall provide written notice to the Trustee instructing the Trustee to (i) direct the Depositary to transfer the specified amount of the outstanding beneficial interests in one or more Restricted Global Notes or Restricted Definitive Notes to one or more Unrestricted Global Notes and provide the Depositary with all such information as is necessary for the Depositary to appropriately credit and debit the relevant Holder accounts and (ii) provide written notice prepared by the Issuer to the Depositary and the Holders of the applicable Restricted Global Notes or Restricted Definitive Notes of such exchange, which notice must include the date of such exchange, the CUSIP number of the relevant Restricted Global Notes or Restricted Definitive Notes and the CUSIP number of the Unrestricted Global Notes into which such Holders’ beneficial interests are exchanged. As a condition to any exchange pursuant to this Section 2.06(j), the Trustee shall be entitled to receive from the Issuer, and rely upon conclusively without liability, an Officer’s Certificate and an Opinion of Counsel to the effect that such transfer of beneficial interests to the Unrestricted Global Notes shall be effected in compliance with the Securities Act. The Issuer may request from any Holder such information it reasonably determines is required in order to be able to deliver such Officer’s Certificate and Opinion of Counsel. If any such transfer or exchange is effected pursuant to this Section 2.06(j) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer signed by an Officer in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this Section 2.06(j). Upon an exchange pursuant to this Section 2.06(j), the Registrar shall reflect on its books and records the date of such transfer and a decrease and increase, respectively, in the principal amount of the applicable Restricted Global Notes or Restricted Definitive Notes and the Unrestricted Global Notes, respectively, equal to the principal amount of beneficial interests transferred. Following any transfer pursuant to this Section 2.06(j) of all of the beneficial interests in a Restricted Global Note or Restricted Definitive Note, such Restricted Global Note or Restricted Definitive Note shall be cancelled.

ARTICLE THREE

SECTION 3.01. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

ARTICLE FOUR

SECTION 4.01. FULL FORCE AND EFFECT. Except as expressly supplemented or amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Supplemental Indenture by the Issuer, the Guarantors and the Trustee, this Supplemental Indenture shall form a part of the Indenture for all purposes, and the Issuer, the Guarantors and the Trustee and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the Indenture, whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Supplemental Indenture (whether or not made), unless the context shall otherwise require.

SECTION 4.02. INDENTURE AND SUPPLEMENTAL INDENTURE CONSTRUED TOGETHER. This Supplemental Indenture is an indenture supplemental to the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

SECTION 4.03. CONFIRMATION AND PRESERVATION OF INDENTURE. The Indenture as supplemented or amended by this Supplemental Indenture is in all respects confirmed and preserved.

SECTION 4.04. BENEFITS OF SUPPLEMENTAL INDENTURE. Nothing in this Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.

SECTION 4.05. SUCCESSORS. All agreements of the Issuer and the Guarantors in this Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

SECTION 4.06. THE TRUSTEE. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made by the Issuer and the Guarantors.

SECTION 4.07. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 4.08. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 4.09. SEVERABILITY. If any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Supplemental Indenture or the Indenture shall not in any way be affected or impaired thereby.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

By:	/s/ Anthony R. Horton
	Name:	Anthony R. Horton
	Title:	Treasurer

TCEH FINANCE, INC.

By:	/s/ Anthony R. Horton
	Name:	Anthony R. Horton
	Title:	Treasurer

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

By:	/s/ Anthony R. Horton
	Name:	Anthony R. Horton
	Title:	Treasurer

BIG BROWN 3 POWER COMPANY LLC
BIG BROWN LIGNITE COMPANY LLC
BIG BROWN POWER COMPANY LLC
COLLIN POWER COMPANY LLC
DECORDOVA POWER COMPANY LLC
GENERATION MT COMPANY LLC
GENERATION SVC COMPANY
LAKE CREEK 3 POWER COMPANY LLC
LUMINANT BIG BROWN MINING COMPANY LLC
LUMINANT ENERGY COMPANY LLC
LUMINANT ENERGY SERVICES COMPANY
LUMINANT ENERGY TRADING CALIFORNIA COMPANY

[Signature page to Third Supplemental Indenture]

LUMINANT ET SERVICES COMPANY
LUMINANT GENERATION COMPANY LLC
LUMINANT HOLDING COMPANY LLC
LUMINANT MINERAL DEVELOPMENT COMPANY LLC
LUMINANT MINING COMPANY LLC
LUMINANT MINING SERVICES COMPANY
LUMINANT POWER SERVICES COMPANY
LUMINANT RENEWABLES COMPANY LLC
MARTIN LAKE 4 POWER COMPANY LLC
MONTICELLO 4 POWER COMPANY LLC
MORGAN CREEK 7 POWER COMPANY LLC
NCA RESOURCES DEVELOPMENT COMPANY LLC
OAK GROVE MANAGEMENT COMPANY LLC
OAK GROVE MINING COMPANY LLC
OAK GROVE POWER COMPANY LLC
SANDOW POWER COMPANY LLC
TRADINGHOUSE 3 & 4 POWER COMPANY LLC
TRADINGHOUSE POWER COMPANY LLC
TXU ENERGY RETAIL COMPANY LLC
TXU ENERGY SOLUTIONS COMPANY LLC
TXU RETAIL SERVICES COMPANY
TXU SEM COMPANY
TXU SESCO COMPANY LLC
TXU SESCO ENERGY SERVICES COMPANY
VALLEY NG POWER COMPANY LLC
VALLEY POWER COMPANY LLC

By:	/s/ Anthony R. Horton
	Name:	Anthony R. Horton
	Title:	Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Julie Hoffman-Ramos
	Name:	Julie Hoffman-Ramos
	Title:	Vice President

[Signature page to Third Supplemental Indenture]